UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Merrimack Street, Lawrence, MA		01843
(Address of principal executive offices)		(Zip Code)

(978) 687-4700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

NxStage held its 2016 Annual Meeting of Stockholders on May 26, 2016. Set forth below are the final voting results for each of the matters submitted to a stockholder vote at the 2016 Annual Meeting.

1. Stockholders elected each of the eight nominees to NxStage's Board of Directors to serve until the 2017 Annual Meeting of Stockholders, with the votes cast as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey H. Burbank	46,660,503	59,334	10,061,053
Robert G. Funari	46,488,969	230,868	10,061,053
Daniel A. Giannini	46,664,731	55,106	10,061,053
Earl R. Lewis	46,648,531	71,306	10,061,053
Jean K. Mixer	46,671,035	48,802	10,061,053
Craig W. Moore	46,500,178	219,659	10,061,053
Reid S. Perper	46,662,651	57,186	10,061,053
Barry M. Straube	46,661,369	58,468	10,061,053

2.	Stockholders approved, on an advisory basis, the named executive officers’ compensation as disclosed in NxStage's proxy statement, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,951,843	1,225,788	520,904	10,052,355

3.	Stockholders ratified the selection of Ernst & Young LLP to serve as NxStage's independent registered public accounting firm for the 2016 fiscal year, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,359,259	412,383	9,248	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NxStage Medical, Inc.

By: /s/ Winifred L. Swan
Winifred L. Swan
General Counsel
Date: May 31, 2016